UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 25, 2021

Bank7 Corp.
(Exact name of registrant as specified in its charter)

Oklahoma	001-38656	20-0764349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116
(Address of principal executive offices) (Zip Code)

(405) 810-8600
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BSVN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2021, the Board of Directors of Bank7 Corp. (the “Company”) appointed Teresa L. “Tracy” Dick as a Class III director to fill the vacancy resulting from the death of Lonny Wilson.  Ms. Dick will serve for an initial term commencing on her March 25, 2021 appointment and ending at the beginning of the May 20, 2021 Annual Meeting of Shareholders. There were no understandings or arrangements pursuant to which Ms. Dick was appointed as a director.

Having been determined by the Board to be "independent" pursuant to Nasdaq rules and additional Company criteria, Ms. Dick was named to serve on the Audit Committee and Corporate Governance and Nominating Committee of the Board of Directors.

There are no transactions or currently proposed transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K involving Ms. Dick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK7 CORP.

Date: March 31, 2021	By:	/s/ Kelly J. Harris
Kelly J. Harris
Senior Vice President and Chief Financial Officer